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                                                                    Exhibit 10.9





Box Hill Systems Corp.
161 Avenue of the Americas
New York, NY 10013

Gentlemen:

                  Please be advised that Benjamin Monderer, Chairman of the Board and President of Box Hill Systems Corp., a New York corporation (the "Company"), Carol Turchin, Executive Vice President of the Company, and Mark A. Mays, Vice President and Secretary of the Company (collectively the "Shareholder Parties") have deemed it in the best interest of the Company and for their mutual benefit in view of a contemplated public offering of shares of Common Stock of the Company for the account of the Company and for each of their respective accounts (the "IPO") that their shares, constitute currently all of the outstanding shares of Common Stock of the Company, be voted to secure the continuity of management and the utilization or disposition of the assets of the Company. Each of the individual parties hereto owns 1,000,000 shares of Common Stock. The Shareholder Parties confirm their prior oral agreement, and desire the Company to acknowledge the existence of such agreement and provide certain services with respect thereto as follows:

                  1. The Shareholder Parties agree that following the IPO all shares of the Common Stock of the Company beneficially owned by each, including any shares of the Company acquired by each subsequent to the date of this Agreement, will be voted for the election of each of the Shareholder Parties as one of the Directors of the Company.

                  2. With respect to the following matters, the Shareholder Parties agree to vote after the IPO all shares of Common Stock of the Company beneficially owned by each in accordance with the determination of those Shareholder Parties owning at the time a majority of the shares of Common Stock of the Company then owned by all of the Shareholder Parties:

                           (a) any proposal to approve or authorize a merger,
                  consolidation, sale of substantially all of the assets or dissolution of the Company;

                           (b) any proposal to amend the Company's Certificate
                  of Incorporation; and
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Box Hill Systems Corp.
July 31, 1997
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                           (c) any proposal to liquidate the Company in whole or
                  in part.

                  3. Following the death and during the period of the incompetency, as legally determined, of any of the Shareholder Parties, the shares of Common Stock of the Company owned by the decedent or incompetent party shall remain subject to this Agreement during the remaining term of the Agreement and shall be voted as directed by the Estate of, or heir to the decedent's shares, or the competent party, as the case may be, with respect to the matters set forth in paragraphs 1 and 2.

                  4. In order to secure the purposes of this Agreement, each Shareholder Party agrees that during the term of this Agreement, he or she shall not sell, pledge or hypothecate without the consent of the others, except: (i) to members of his or her immediate family or a trust or trusts for the benefit of such family members or for which such family members are trustees, provided that the transferee agrees in writing to be bound by the provisions of this Agreement; (ii) if the sale or transfer is, in the opinion of counsel to the Company, exempt from registration under the Securities Act of 1933 by virtue of the provisions of Rule 144 under said Act as may be amended from time to time, provided such disposition does not exceed the volume limitations set forth in the Rule without reference to the provisions of subparagraph (k) of Rule 144; or
(iii) if such transfer or sale is effected pursuant to a merger, consolidation or asset sale approved by the shareholders of the Company. Any testamentary disposition of the shares of Common Stock of the Company by a Shareholder Party or the disposition of his or her shares of Common Stock of the Company by laws of descent shall be subject to the terms and provisions of this Agreement.

                  5. The Shareholder Parties agree to cause to be delivered to the Company the stock certificates representing the shares of Common Stock of the Company which they beneficially own for the purpose of having the Company inscribe thereon and the Company agrees to inscribe thereon and note in the records of the Company the following:

                  "The shares of Common Stock evidenced by this stock certificate are subject to a Voting Agreement dated July 31, 1997 and Benjamin Monderer, Carol Turchin and Mark A. Mays which restricts the voting and the disposition of the shares, which restriction may also apply after the death of an individual party
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Box Hill Systems Corp.
July 31, 1997
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                  thereto. A copy of the agreement is on file at the corporate offices of the Company."

                  6. This Agreement shall terminate on the earlier of December 31, 2009, (b) the death of both Monderer and Turchin or (c) upon the mutual consent of the Shareholders.

                  7. This Agreement shall be binding on the heirs, successors and assigns of the parties hereto.

                  Kindly acknowledge the terms of this Agreement and the agreement of the Company to the provisions of paragraph 5 by signing at the place indicated and returning a copy of this letter to the undersigned.

                                            Very truly yours,


                                            /s/ Benjamin Monderer
                                            ------------------------------------
                                            Benjamin Monderer


                                            /s/ Carol Turchin
                                            ------------------------------------
                                            Carol Turchin

                                            /s/ Mark A. Mays
                                            ------------------------------------
                                            Mark A. Mays
Agreed:

Box Hill Systems Corp.



By /s/ Philip Black
   --------------------------------------------
       Philip Black, Chief Executive Officer